Exhibit 10.2

PEAKSTONE REALTY TRUST

SECOND AMENDED AND RESTATED

EMPLOYEE AND TRUSTEE LONG-TERM INCENTIVE PLAN

10.	RESTRICTED STOCK UNITS	19
10.1	Grant	19
10.2	Award Restrictions	19
10.3	Payment of Restricted Stock Units	19
11.	OTHER EQUITY-BASED AWARDS	19
11.1	Grant	19
11.2	Terms and Conditions	19
11.3	Payment or Settlement	19
12.	PERFORMANCE-BASED AWARDS	19
12.1	Performance Goal Conditions	19
12.2	Certification of Goal Achievement	20
13.	CHANGE IN CONTROL	20
14.	COMPLIANCE WITH LAWS	21
15.	EMPLOYMENT OR OTHER RELATIONSHIP	21
16.	AMENDMENT, SUSPENSION AND TERMINATION OF THIS PLAN	21
17.	AWARD AMENDMENT	22
18.	LIABILITY AND INDEMNIFICATION OF THE COMMITTEE	22
19.	SECURITIES LAW LEGENDS	22
20.	SEVERABILITY	23
21.	GOVERNING LAW	23
22.	MISCELLANEOUS	23
22.1	Forfeiture Provisions	23
22.2	Compensation Recovery	23
22.3	Limitations Applicable to Section 16	23
22.4	Effect of Plan Upon Other Incentive and Compensation Plans	24
22.5	Section 83(b) Election Prohibited	24

1.	PURPOSES OF THE PLAN; PRIOR PLAN; AND DEFINITIONS

1.1          Purposes. The purposes of the Peakstone Realty Trust (the “Company”) Second Amended and Restated Employee and Trustee Long-Term Incentive Plan are to:

(a)          provide incentives to individuals chosen to receive share-based awards because of their ability to improve operations and increase profits;

(b)          encourage selected persons to accept or continue employment or other service relationship with the Company or any Affiliate of the Company; and

(c)          increase the interest of Trustees in the Company’s welfare through their participation in the growth in value of the Company’s Shares.

To accomplish these purposes, this Second Amended and Restated Employee and Long-Term Incentive Plan provides a means whereby Employees of the Company or any Affiliate that the Committee deems important to the Company’s long-term success, Trustees and other enumerated persons may receive Awards.

1.2          Prior Plan. The Employee and Trustee Long-Term Incentive Plan was adopted by the Board on April 22, 2014 and was subsequently approved by the shareholders of the Company (“Shareholders”) on July 31, 2014 (the “Original Plan”).  The First Amended and Restated Employee and Trustee Long-Term Incentive Plan was adopted by the Board on March 30, 2020  and was subsequently approved by the Shareholders on June 15, 2020 (the “First AR Plan”) (the Original Plan, as amended and restated by the First AR Plan, the “Prior Plan”). As of April 5, 2023 (the “Effective Date”), the Board has adopted this Second Amended and Restated Employee and Trustee Long-Term Incentive Plan (the “Second AR Plan”) which is a continuation of the Prior Plan, but is intended to amend, restate and fully supersede the terms of such Prior Plan (the Prior Plan as amended and restated by the Second AR Plan is hereinafter, the “Plan”). For the avoidance of doubt, any Awards that have been granted prior to the Effective Date shall be governed by the terms of the Original Plan or First AR Plan, as applicable.

1.3          Definitions. For purposes of this Plan, the following terms have the following meanings:

“Affiliate” means any Person, whose employees (as such term is defined in the instructions to Form S-8 registration statement under the Securities Act) are eligible to receive Awards under the Plan. The determination of whether a Person is an Affiliate shall be made by the Committee acting in its sole and absolute discretion.

“Applicable Laws” means the requirements relating to the administration of Awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means any award under this Plan, including any grant of Options, Restricted Stock, Share Appreciation Rights, Distribution Equivalent Rights, Restricted Stock Units, or Other Equity-Based Awards (including OP Units or LTIP Units).

“Award Agreement” means, with respect to each Award, the written agreement executed by the Company and the Participant or other written document approved by the Committee setting forth the terms and conditions of the Award.

“Board” means the Board of Trustees of the Company.

“Cause,” unless otherwise defined in an Employee’s employment agreement, means matters which, in the judgment of the Committee, constitute any one or more of the following: (i) default or breach of any of the provisions of any agreement that the Participant may have with the Company or any Affiliate or Subsidiary; (ii) actions constituting fraud, abuse, dishonesty, embezzlement, destruction or theft of Company property, or breach of the duty of loyalty owed by the Participant to the Company; (iii) conviction of a felony; (iv) furnishing materially false, inaccurate, misleading or incomplete information to the Company; (v) actions constituting a material breach of the Company’s Code of Ethics and Business Conduct, the Company’s employee handbook or any other Company policy; (vi) willful failure to follow reasonable and lawful directives of the Participant’s supervisor, or any of the Company’s senior executive officers, which are consistent with the Participant’s job responsibilities and performance; or (vii) failure to satisfy the requirements of the Participant’s job, regardless whether or not such failure is willful, including the failure to satisfy the objectives of any action plan or performance improvement plan that the Participant may be under. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant. If “Cause” is otherwise defined in an Employee’s employment agreement, the definition in the employment agreement shall be effective for purposes of the Plan with respect to the Employee in question.

“Change in Control” means the happening of any of the following:

(i)          one Person (or more than one Person acting as a group) acquires ownership of Shares of the Company that, together with the Shares held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the Shares of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s Shares and acquires additional Shares; or

(ii)         one Person (or more than one Person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s Shares possessing 30% or more of the total voting power of the Shares of the Company; or

(iii)         a majority of the members of the Board are replaced during any twelve-month period by trustees whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(iv)        one Person (or more than one Person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

“Change in Control Price” means the closing price (or, if the shares are not traded on an exchange, the last sale price or closing “asked” price) per share paid for the purchase of Common Shares in a national securities market on the date the Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Committee” has the meaning given it in Section 4.1.

“Common Shares” or “Shares” means common shares of beneficial interest of the Company, $0.001 par value per share.

“Company” has the meaning given it in Section 1.1.

“Declaration of Trust” means the Declaration of Trust of the Company as the same may be amended from time to time.

“Disability” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, a Subsidiary or Affiliate, for the Participant, whether or not that Participant actually receives disability benefits under the plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Share Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In a dispute, the determination whether a Participant has suffered a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which that Disability relates.

“Distribution Equivalent Right” means an Award of rights pursuant to Section 9.

“Effective Date” has the meaning given it in Section 1.2.

“Employee” has the meaning ascribed to it for purposes of Section 3401(c) of the Code and the Treasury Regulations adopted under that Section. An Employee includes an officer or a Trustee who is an Employee of the Company.

“Employment” means, except as otherwise required by Section 409A of the Code, employment with the Company or any Affiliate or Subsidiary, and shall include the provision of services as a Non-Employee Trustee or consultant for the Company or any Affiliate or Subsidiary. A Participant’s Employment shall terminate on the date the Participant is no longer Employed by an entity that is at least one of (i) the Company, (ii) an Affiliate or (iii) a Subsidiary as of such date. “Employed” shall have a correlative meaning.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exercise Notice” has the meaning given it in Section 6.1(e).

“Fair Market Value” means with respect to Shares:

(i)           if the Shares is listed on any established national securities exchange, the Fair Market Value of shares of Shares shall be the closing sales price for the Shares, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such exchange (or, if the Shares is listed on more than one exchange, then on the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in The Wall Street Journal or similar publication; or

(ii)          if the Shares is regularly quoted by a recognized securities dealer but selling prices are not reported, or if there is no market for the Shares, the Fair Market Value of the shares of Shares shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, with reference to all information material to the value of the Company, including by way of example, the Company’s net worth, prospective earning power, distribution-paying capacity and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry and its management, and the values of stock of other enterprises in the same or similar lines of business;

provided, however, that for purposes of granted Nonqualified Share Options or Share Appreciation Rights, Fair Market Value of Shares shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Share Options, Fair Market Value of Shares shall be determined in accordance with the requirements of Code Section 422.

“Grant Date” has the meaning given it in Section 6.1(b).

“Incentive Share Option” or “ISO” means any Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code, and any successor provision.

“LTIP Units” means units of partnership interest designated as LTIP Units, including one or more classes of profit interests, in PKST OP, L.P. Awards of LTIP Units are intended to qualify as “profits interests” within the meaning of IRS Revenue Procedure 93-27, as clarified by IRS Revenue Procedure 2001-43, with respect to a Participant in the Plan who is rendering services to or for the benefit of the Company, including its Subsidiaries.

“Non-Employee Trustee” means a person who is a non-employee trustee as defined in Rule 16b-3.

“Non-Qualified Share Option” or “NQO” means any Option that is not an Incentive Share Option.

“Option” means an option granted under Section 5.

“OP Units” means units of limited partnership of PKST OP, L.P., subject to the rights, preferences and other privileges as designated in the Partnership Agreement.

“Other Equity-Based Award” means any award other than an Option, Restricted Stock, Share Appreciation Right, Distribution Equivalent Right Award or Restricted Stock Unit, which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Shares or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Shares or distributions on shares of Common Shares, including, without limitation, OP Units and LTIP Units.

“Participant” means an eligible person who is granted an Award.

“Partnership Agreement” means the Seventh Amended and Restated Limited Partnership Agreement of PKST OP, L.P., as such agreement may be further amended from time to time.

“Performance-Based Award” means any Award that is made subject to Performance Goals.

“Performance Goals” means any one or more of the following performance goals, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarter’s or years’ results or to a designated comparison group, any of which may be measured on an aggregate or per share bas is, in each case as specified by the Committee in the Award Agreement:

(i)           earnings before any one or more of the following: interest, taxes, depreciation or amortization,

(ii)          net income (loss) (either before or after interest, taxes, depreciation and/or amortization),

(iii)         changes in the market price of the Shares (on a per share or aggregate basis),

(iv)         economic value added,

(v)          funds from operations or similar measure,

(vi)         sales or revenue,

(vii)        acquisitions or strategic transactions,

(viii)       operating income (loss),

(ix)          cash flow (including, but not limited to, operating cash flow and free cash flow),

(x)          return on capital, assets, equity, or investment,

(xi)         shareholder returns (including total returns calculated to include aggregate Shares appreciation and total dividends paid, assuming full reinvestment of dividends, during the applicable period),

(xii)        cash available,

(xiii)       return on sales,

(xiv)       gross or net profit levels,

(xv)        productivity,

(xvi)       expense levels or management,

(xvii)      margins,

(xviii)     operating efficiency,

(xix)       customer/tenant satisfaction,

(xx)        working capital,

(xxi)       earnings (loss) per share of Shares,

(xxii)      revenue or earnings growth,

(xxiii)     number of securities sold,

(xxiv)     the Company’s ranking against selected peer groups,

(xxv)       “same-store” performance from period to period,

(xxvi)     leasing or occupancy rates,

(xxvii)    number of properties under management,

(xxviii)   objectively determinable capital deployment,

(xxix)     objectively determined expense management,

(xxx)      performance against budget,

(xxxi)     reduction of debt or borrowing costs,

(xxxii)    early extinguishment of debt,

(xxxiii)   disposition of properties or other assets or entities,

(xxxiv)   sales or market shares,

(xxxv)    number of customers,

(xxxvi)   productivity of employees as measured by revenues, cost, or earnings per employee,

(xxxvii)  establishment of a trading market for the Company’s Shares,

(xxxviii)   geographic footprint,

(xxxix)   various “non-GAAP” financial and operational measures customarily used in evaluating the performance of REITs,

(xl)         other performance goals established by the Committee from time to time, and

(xli)        any combination of the foregoing.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under FAS 123R; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence.

“Performance Period” means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.

“Person” means a corporation, partnership, trust, association or any other entity.

“Plan” has the meaning given it in Section 1.2.

“Qualifying Termination” means, with respect to a Participant, a termination of such Participant’s Employment by the Company (and all then-Affiliates or Subsidiaries) without Cause following a Change in Control of the Company. It is understood that a Participant shall not have a Qualifying Termination by virtue of ceasing to be Employed by an entity or its subsidiaries undergoing a Change in Control where, following such Change in Control, the Participant remains Employed by an entity that is at least one of (i) the Company or (ii) any entity that was an Affiliate or Subsidiary undergoing a Change in Control immediately prior to such Change in Control Notwithstanding the foregoing, payments on account of a Participant’s Qualifying Termination that constitute “deferred compensation” within the meaning of Section 409A of the Code shall not commence unless and until the Participant has also incurred a “separation from service” within the meaning of Code Section 409A.

“Related Corporation” means a parent or Subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code.

“Restricted Stock” means an Award granted under Section 7.

“Restricted Stock Unit” means a bookkeeping entry used by the Company to record and account for the grant of an Award of restricted Common Shares under Section 10 of the Plan until the Award is paid, canceled, forfeited or terminated, as the case may be.

“Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act or any successor rule, as it may be amended from time to time, and references to paragraphs or clauses of Rule 16b-3 refer to the corresponding paragraphs or clauses of Rule 16b-3 as it exists at the Effective Date or the comparable paragraph or clause of Rule 16b-3 or successor rule, as that paragraph or clause may thereafter be amended.

“Share Appreciation Right” means an Award granted under Section 8.

“Section 16(b)” means Section 16(b) under the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50% or more.

“Ten Percent Shareholder” means any person who, at the time this definition is being applied, owns, directly or indirectly (or is treated as owning by reason of attribution rules currently set forth in Code Section 424 or any successor statute), shares of the Company constituting more than 10% of the total combined voting power of all classes of outstanding capital stock of the Company or any Related Corporation.

“Trustee” means a person elected or appointed and serving as trustee of the Company in accordance with the Declaration of Trust and the Maryland REIT Law or the other applicable provisions of the Corporations and Associations Article of the Annotated Code of Maryland.

2.	ELIGIBLE PERSONS

Every person who, at or as of the Grant Date, is (a) a full-time Employee of the Company, (b) a Trustee of the Company, (c) an executive officer or full-time employee of an Affiliate, or (d) someone whom the Committee designates as eligible for an Award (other than for Incentive Share Options) because the person (i) performs bona fide consulting or advisory services for the Company or any Affiliate of the Company pursuant to a written agreement (other than services in connection with the offer or sale of securities in a capital-raising transaction), and (ii) has a direct and significant effect on the financial development of the Company or any Affiliate of the Company, shall be eligible to receive Awards hereunder; provided, however, that Incentive Share Options may only be granted to an Employee of the Company or a Related Corporation.

3.	SHARES OF STOCK SUBJECT TO THIS PLAN

3.1          Share Limits. The total number of shares of Shares that may be issued under Awards is a number of shares equal to 7,000,000 shares. The maximum number of shares of Shares subject to Awards granted during a single fiscal year to any Non-Employee Trustee, together with any cash fees paid to such Non-Employee Trustee during the fiscal year, shall not exceed a total value of $400,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes). The maximum number of shares of Shares with respect to which ISOs may be granted under the Plan is the lesser of the total number of shares of Shares that may be issued under Awards or 7,000,000 shares. Such shares of Shares may consist, in whole or in part, of authorized and unissued Shares or shares of Shares reacquired in private transactions or open market purchases, but all shares of Shares issued under the Plan, regardless of their source, shall be counted against the Shares limitation. Other Equity-Based Awards which are denominated in OP Units or LTIP Units shall count against the number of shares of Shares available for issuance under the Plan only to the extent that such OP Units or LTIP Units are convertible into shares of Shares and on the same basis as the conversion ratio applicable to the OP Units or LTIP Units. Any shares of Shares that are retained by the Company upon exercise or settlement of an Award in order to satisfy the exercise price in whole or in part, or to pay withholding taxes due with respect to such exercise or settlement, shall be treated as issued to the Participant and will thereafter not be available under the Plan. Any shares of Shares subject to unexercised portions of Options granted under the Plan which shall have been terminated, cancelled or that have expired may again be subject to Awards hereunder. Awards settled in cash will not reduce the maximum aggregate number of shares of Common Shares that may be issued under the Plan. If, after grant, subject to compliance with Section 17(c) of this Plan, the exercise price of an Option is reduced or the base amount on which a Share Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Option or the Share Appreciation Right, as applicable, and the grant of a new Option or Share Appreciation Right, as applicable, and any shares of Shares subject to such cancelled Option or Share Appreciation Right may again be subject to Awards hereunder.

4.	ADMINISTRATION

4.1          Committee.

(a)        In General. This Plan shall be administered by the compensation committee (the “Committee”) appointed by the Board. The number of persons who shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board; provided, however, that the Committee shall not consist of fewer than two persons.

(b)       Rule 16b-3. To the extent desirable to qualify transactions under this Plan as exempt under Rule 16b-3, a Committee consisting solely of two or more “non-employee trustees” as defined in Rule 16b-3, must approve such transactions.

4.2        Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from the Committee by giving at least three days’ prior written notice to the Board. The Board, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. The Board shall promptly fill any vacancy that causes the number of members of the Committee to be fewer than two or any other minimum number required to comply with Rule 16b-3 (unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3).

4.3        Meetings and Actions of Committee. The Board shall designate which of the Committee members shall be the chairperson of the Committee. If the Board fails to designate a chairperson for the Committee, the members of the Committee shall elect one of the Committee members as chairperson, who shall act as chairperson until he or she ceases to be a member of the Committee or until the Board (or the Committee) elects a new chairperson. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with this Plan, the Declaration of Trust, the Bylaws of the Company or Applicable Laws.

4.4         Committee’s Powers. Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole discretion:

(a)         to grant Awards upon such terms and conditions (not inconsistent with the provisions of this Plan unless the provisions of this Plan state otherwise), as the Committee may consider appropriate;

(b)          to adopt, amend and rescind administrative and interpretive rules and regulations relating to the Plan;

(c)          to determine the eligible persons to whom, and the time or times at which, Awards shall be granted;

(d)          to determine the number of shares of Shares that shall be the subject of each Award;

(e)          to determine the terms and provisions of each Award Agreement (which need not be identical) and any amendments thereto, including provisions defining or otherwise relating to:

(i)           the period or periods and extent of exercisability of any Option or Share Appreciation Right;

(ii)         the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares is used to pay the exercise price of an Option, such Shares must have been held by the Participant for at least six months;

(iii)         the extent to which the transferability of shares of Shares issued or transferred pursuant to any Award is restricted;

(iv)          the effect of termination of Employment on an Award; and

(v)          the effect of approved leaves of absence;

(f)          to accelerate the vesting, exercise or payment of an Award or the Performance Period of an Award in the event of a Participant’s termination of employment, including related to a retirement of a Participant, or when that action or actions would be in the best interests of the Company, but only to the extent that such action would not violate the provisions of Section 409A of the Code;

(g)          to construe the respective Award Agreements and the Plan;

(h)          to make determinations of the Fair Market Value of shares of Shares;

(i)          to waive any provision, condition or limitation set forth in an Award Agreement;

(j)          to delegate its duties under the Plan to such agents as it may appoint from time to time; provided, however, that the Committee may not delegate its duties with respect to making or exercising discretion with respect to Awards to eligible persons if such delegation would cause Awards not to qualify for the exemption provided by Rule 16b-3 (unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3); and

(k)          to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the Plan.

The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award or in any Award Agreement in the manner and to the extent it deems necessary or desirable to implement the Plan, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 4.4 shall be final and conclusive.

4.5          Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the shares of Common Shares of the Company entitled to vote generally in the election of trustees, or (ii) as a result of any Change in Control or any adjustment as provided in Section 6.1(a), the Committee shall not have the power or authority (A) to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Share Appreciation Right, or (B) to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Share Appreciation Rights previously granted when the exercise price of such Option or Share Appreciation Right exceeds the Fair Market Value of the underlying shares of Common Shares.

5.	GRANT OF OPTIONS

5.1         Written Agreement. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify whether each Option it evidences is an NQO or an ISO.

5.2         Annual $100,000 Limitation on ISOs. To the extent that the aggregate Fair Market Value of shares of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account ISOs granted under this Plan and any other plan of the Company or any Related Corporation, the Options covering such additional shares of Shares becoming exercisable in that year shall cease to be ISOs and thereafter be NQOs. For this purpose, the Fair Market Value of shares of Shares subject to Options shall be determined as of the date the Options were granted. In reducing the number of Options treated as ISOs to meet this $100,000 limit, the most recently granted Options shall be reduced first.

6.	CERTAIN TERMS AND CONDITIONS OF OPTIONS AND OTHER AWARDS

Each Option shall be designated as an ISO or an NQO and shall be subject to the terms and conditions set forth in Section 6.1. The Committee may provide for different terms and conditions in any Award Agreement or amendment thereto as provided in Section 4.4 to the extent not inconsistent with the terms of the Plan unless the terms of this Plan provide otherwise.

6.1         All Awards. All Options and other Awards shall be subject to the following terms and conditions:

(a)          Capital Adjustments. The number and price of shares of Common Shares covered by each Award and the total number of shares of Common Shares that may be awarded under the Plan shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Shares or any recapitalization of the Company. In the event of any merger, consolidation, reorganization, liquidation or dissolution of the Company, or any exchange of shares involving the Common Shares, any Award granted under the Plan shall automatically be deemed to pertain to the securities and other property to which a holder of the number of shares of Common Shares covered by the Award would have been entitled to receive in connection with any such event. The Committee shall have the sole discretion to make all interpretations and determinations required under this section to the extent it deems equitable and appropriate. It is the intent of any such adjustment that the value of the Awards held by the Participants immediately following the change is the same as that value immediately prior to the change.

(b)         Grant Date. Each Award Agreement shall specify the date as of which it shall be effective (the “Grant Date”), which shall not be earlier than the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award.

(c)        Time of Exercise; Vesting. Awards may, in the sole discretion of the Committee, be exercisable or may vest, and restrictions may lapse, including without limitation, upon the achievement of any Performance Goals, if any, that may be established by the Committee as a condition to vesting or settlement of the Award, as the case may be, at such times and in such amounts as may be specified by the Committee in the grant of the Award. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Shares, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable.

(d)         Nonassignability of Rights. Awards shall not be transferable other than with the consent of the Committee (which consent will not be granted in the case of ISOs unless the conditions for transfer of ISOs specified in the Code have been satisfied) or by will or the laws of the descent and distribution. Awards requiring exercise shall be exercisable during the Participant’s lifetime, only by the Participant; or in the event the Participant is Disabled, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the state in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Share Options.

(e)         Notice and Payment. To the extent it is exercisable, an Award shall be exercisable only by written or recorded electronic notice of exercise, in the manner specified by the Committee from time to time, delivered to the Company or its designated agent during the term of the Award (the “Exercise Notice”). The Exercise Notice shall: (i) state the number of shares of Shares with respect to which the Award is being exercised; (ii) be signed by the holder of the Award or by the person authorized to exercise the Award pursuant to Section 6.1(d); and (iii) include such other information, instruments and documents as may be required to satisfy any other condition to exercise set forth in the Award Agreement. Except as provided below, payment in full, in cash or check, shall be made for all shares of Shares purchased at the time notice of exercise of an Award is given to the Company. The proceeds of any payment shall constitute general funds of the Company. At the time an Award is granted or before it is exercised, the Committee, in the exercise of its sole discretion, may authorize any one or more of the following additional methods of payment:

(i)           for all Participants other than officers of the Company and Trustees, acceptance of each such Participant’s full recourse promissory note for some or all (to the extent permitted by law) of the exercise price of the Shares being acquired, payable on such terms and rate of interest as determined by the Committee, and secured in such manner, if at all, as the Committee shall approve, including, without limitation, by a security interest in the Shares which are the subject of the Award or other securities;

(ii)          for all Participants, delivery by each such Participant of Shares already owned by such Participant for all or part of the exercise price of the Award being exercised, provided that the Fair Market Value of such Shares is equal on the date of exercise to the exercise price of the Award being exercised, or such portion thereof as the Participant is authorized to pay and elects to pay by delivery of such shares of Shares;

(iii)        for all Participants, surrender by each such Participant, or withholding by the Company from the Shares is suable upon exercise of the Award, of a number of shares of Shares subject to the Award being exercised with a Fair Market Value equal to some or all of the exercise price of the Shares being acquired, together with such documentation as the Committee and the broker, if applicable, shall require; or

(iv)         for all Participants, payment may be made pursuant to a cashless exercise arrangement approved by the Committee.

(f)          Termination of Employment from the Company or any Affiliate of the Company; Removal of a Trustee for Cause. The Committee shall establish, in respect of each Award when granted, the effect of a termination of Employment on the rights and benefits thereunder and in so doing may, but need not, make distinctions based upon the cause of termination (such as retirement, death, Disability or other factors) or which party effected the termination (the employer or the Employee). All Awards granted to a Trustee whether or not an Employee will lapse on the date the Trustee ceases to be a Trustee of the Company as a result of his removal for Cause. Notwithstanding any other provision in this Plan or the Award Agreement, the Committee may decide in its discretion at the time of any termination of Employment (or within a reasonable time thereafter) to extend the exercise period of an Award (but not beyond the period specified in Section 6.2(b) or 6.3(b), as applicable) and not decrease the number of shares of Shares covered by the Award with respect to which the Award is exercisable or vested. A transfer of a Participant from the Company to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence duly authorized by the Company, shall not be deemed a termination of Employment or a break in continuous Employment unless the Committee has provided otherwise.

(g)       Other Provisions. Each Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan (except as otherwise provided in this Plan), as may be determined by the Committee, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify such Option as an “incentive stock option” within the meaning of Section 422 of the Code.

(h)          Withholding and Employment Taxes. At the time of exercise of an Award, the lapse of restrictions on an Award, the Participant shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If and to the extent authorized and approved by the Committee in its sole discretion, a Participant may elect, by means of a form of election to be prescribed by the Committee, to have shares of Shares which are acquired upon exercise or vesting of an Award withheld by the Company or tender other shares of Shares owned by the Participant to the Company at the time that the amount of such taxes is determined, in order to pay the amount of such tax obligations, subject to any limitations as the Committee determines are necessary or appropriate. Any shares of Shares so withheld or tendered shall be valued by the Company as of the date they are withheld or tendered.

(i)          Employee Status. If the terms of any Award provides that it may be earned or exercised only during Employment or continued service or within a specified period of time after termination of Employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

(j)         Shareholder Rights. Except as otherwise provided in any Award Agreement, a Participant, as a result of receiving an Award, shall not have any rights as a Shareholder until, and then only to the extent that, the Award is earned and settled in shares of Common Shares.

6.2         Terms and Conditions to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

(a)         Exercise Price. The exercise price of an NQO shall be determined by the Committee; provided, however, that the exercise price of an NQO shall not be less than the Fair Market Value of the Shares subject to the Option on the Grant Date.

(b)          Option Term. Unless the Committee specifies an earlier expiration date at the Grant Date, each NQO shall expire 10 years after the Grant Date.

6.3        Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

(a)         Exercise Price. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the Fair Market Value of the Shares covered by the ISO at the Grant Date; provided, however, that the exercise price of an ISO granted to a Ten Percent Shareholder shall not be less than 110% of such fair market value.

(b)          Option Term. Unless an earlier expiration date is specified by the Committee at the Grant Date, each ISO shall expire 10 years after the Grant Date; provided, however, that an ISO granted to a Ten Percent Shareholder shall expire no later than five years after the Grant Date.

(c)          Disqualifying Dispositions. If shares of Shares acquired by exercise of an ISO are disposed of within two years after the Grant Date or within one year after the transfer of the Shares to the optionee, the holder of the Shares immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition, shall provide such other information regarding the disposition as the Company may reasonably require.

(d)        Termination of Employment. All vested ISOs must be exercised within three months of the termination of Employment of the optionee, or at any time specified in the Award Agreement that is otherwise permissible in the case of a Participant who dies while Employed or within three months of the termination of Employment, unless such termination of Employment is due to the employee’s being Disabled, in which case the ISO shall be exercised within one year of the termination of Employment; provided, however, that such time limits may be exceeded by the Committee under the terms of the Award, in which case, the ISO will be a NQO if it is exercised after the time limits that would otherwise apply.

6.4        Surrender of Options. The Committee, acting in its sole discretion, may include a provision in an Award Agreement allowing the optionee to surrender the Option covered by the agreement, in whole or in part in lieu of exercise in whole or in part, on any date that the Fair Market Value of the Shares subject to the Option exceeds the exercise price and the Option is exercisable (to the extent being surrendered). The surrender shall be effected by the delivery of the Award Agreement, together with a signed statement which specifies the number of shares of Shares as to which the optionee is surrendering the Option, together with a request for such type of payment. Upon such surrender, the optionee shall receive (subject to any limitations imposed by Rule 16b-3), at the election of the Committee, payment in cash or shares of Shares, or a combination of the two, equal to (or equal in Fair Market Value to) the excess of the Fair Market Value of the shares of Shares covered by the portion of the Option being surrendered on the date of surrender over the exercise price for such shares of Shares The Committee, acting in its sole discretion, shall determine the form of payment, taking into account such factors as it deems appropriate. To the extent necessary to satisfy Applicable Laws, the Committee may terminate an optionee’s rights to receive payments in cash for fractional shares of Shares. Any Award Agreement providing for such surrender privilege shall also incorporate such additional restrictions on the exercise or surrender of Options as may be necessary to satisfy Applicable Law.

7.	RESTRICTED STOCK

Restricted Stock shall be subject to the following terms and conditions:

7.1         Grant. The Committee may grant one or more Awards of Restricted Stock to any Participant. Each Award of Restricted Stock shall specify the number of shares of Shares to be issued to the Participant, the date of issuance and the restrictions imposed on the shares of Shares including the conditions of release or lapse of such restrictions. Pending the lapse of restrictions, certificates evidencing Restricted Stock (if any) shall bear a legend referring to the restrictions and shall be held by the Company. Upon the issuance of Restricted Stock, the Participant may be required to furnish such additional documentation or other assurances as the Committee may require in order to enforce the restrictions applicable thereto.

7.2         Restrictions. Except as specifically provided elsewhere in this Plan or the Award Agreement regarding Restricted Stock, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed and the rights to the shares of Restricted Stock have vested. The Committee may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

7.3        Distributions. Unless otherwise determined by the Committee, cash distributions with respect to Restricted Stock shall be paid to the recipient of the Award of Restricted Stock on the normal distribution payment dates, and distributions payable in shares of Shares shall be paid in the form of Restricted Stock having the same terms as the Restricted Stock upon which such distribution is paid. Each Award Agreement for Awards of Restricted Stock shall specify whether and, if so, the extent to which the Participant shall be obligated to return to the Company any cash distributions paid with respect to any shares of Restricted Stock which are subsequently forfeited.

8.	STOCK APPRECIATION RIGHTS

The Committee may grant Share Appreciation Rights to eligible persons. A Share Appreciation Right shall entitle its holder to receive from the Company, at the time of exercise of the right, an amount in cash equal to (or, at the Committee’s discretion, shares of Shares equal in Fair Market Value to) the excess of the Fair Market Value (at the date of exercise) of a share of Shares over a specified price fixed by the Committee in the governing Award Agreement multiplied by the number of shares of Shares as to which the holder is exercising the Share Appreciation Right. The specified price fixed by the Committee shall not be less than the Fair Market Value of the shares of Shares on the Grant Date of the Share Appreciation Right. Share Appreciation Rights may be granted in tandem with any previously or contemporaneously granted Option or independent of any Option. The specified price of a tandem Share Appreciation Right shall be the exercise price of the related Option. Any Share Appreciation Rights granted in connection with an ISO shall contain such terms as may be required to comply with Section 422 of the Code.

9.	DISTRIBUTION EQUIVALENT RIGHTS

9.1         General. The Committee shall have the authority to grant Distribution Equivalent Rights to Participants upon such terms and conditions as it shall establish, subject in all events to the following limitations and provisions of general application set forth in this Plan. Each Distribution Equivalent Right shall entitle a holder to receive, for a period of time to be determined by the Committee, a payment equal to the periodic distributions declared and paid by the Company on one share of Shares. If the Distribution Equivalent Right relates to a specific Option, the period shall not extend beyond the earliest of the date the Option is exercised, the date any Share Appreciation Right related to the Option is exercised, or the expiration date set forth in the Option. To the extent the Committee deems advisable, it shall structure the Distribution Equivalent Rights such that they are either exempt from or compliant with Code Section 409A.

9.2         Awards. Each Distribution Equivalent Right may relate to a specific Award granted under this Plan and may be granted to the Participant either concurrently with the grant of such Award or at such later time as determined by the Committee, or each Distribution Equivalent Right may be granted independent of any Award.

9.3        Payments. The Committee shall determine at the time of grant whether payment pursuant to a Distribution Equivalent Right shall be immediate or deferred and if immediate, the Company shall make payments pursuant to each Distribution Equivalent Right concurrently with the payment of the periodic distributions to holders of Common Shares. If deferred, the payments shall not be made until a date or the occurrence of an event specified by the Committee and then shall be made within 30 days after the occurrence of the specified date or event, unless the Distribution Equivalent Right is forfeited under the terms of the Plan or applicable Award Agreement; provided, however, that the Committee may not make payment of a Distribution Equivalent Right contingent upon the exercise of the related Option or Share Appreciation Right, to the extent the Committee desires to preserve such Option’s or Share Appreciation Right’s exemption from Section 409A of the Code. The Committee shall also determine in its sole discretion whether any portion of any payment shall be made in shares of Shares.

10.	RESTRICTED STOCK UNITS

10.1        Grant. Awards may be granted in the form of Restricted Stock Units. Restricted Stock Units shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

10.2       Award Restrictions. Restricted Stock Units shall be subject to terms, conditions, restrictions, and limitations, if any, as the Committee deems appropriate including, without limitation, restrictions on transferability and continued Employment of the Participant. The Committee also shall determine the Performance Goals or other conditions, if any, that must be satisfied before all or part of the applicable restrictions lapse. Subject to Section 12, the Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock Unit Awards.

10.3        Payment of Restricted Stock Units. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of Common Shares. Restricted Stock Units shall be paid in cash, shares of Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Other than pursuant to Section 6.1(d) (but no transfers for consideration shall be permitted), Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Stock Units and all rights of the grantee to such Restricted Stock Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous Employment of the Company for the entire restricted period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.

11.	OTHER EQUITY-BASED AWARDS

11.1      Grant. The Committee may grant one or more Other Equity-Based Awards to any Participant. Each Award will specify the number of shares of Common Shares, number of OP Units, LTIP Units or other equity interests covered by such awards.

11.2       Terms and Conditions. The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under the Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under the Plan. To the extent the Committee deems advisable, it shall structure such Other Equity-Based Awards such that they are either exempt from or compliant with Code Section 409A.

11.3       Payment or Settlement. Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, shares of Common Shares, shall be payable or settled in shares of Common Shares, cash or a combination of Common Shares and cash, as determined by the Committee in its discretion. Other Equity-Based Awards denominated as equity interests other than shares of Common Shares may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

12.	PERFORMANCE-BASED AWARDS

12.1       Performance Goal Conditions. Each Performance-Based Award (other than an Option or Share Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more of the Performance Goals established by the Committee, together with the satisfaction of any other conditions, such as continued Employment, the Committee may determine to be appropriate; however, (i) the Committee may provide, either in connection with the grant of an Award or by later amendment, that achievement of the Performance Goals will be waived upon the death or Disability of the Participant, and (ii) the provisions of Section 13 shall apply notwithstanding this sentence.

12.2       Certification of Goal Achievement. Any payment of a Performance-Based Award granted with Performance Goals shall be conditioned on the written certification of the Committee in each case that the Performance Goals and any other material conditions were satisfied. Except as specifically provided in Section 12.1, no Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Performance-Based Award, in any manner to waive the achievement of the applicable performance goal based on Performance Measures or to increase the amount payable under, or the value of, the Award.

13.	CHANGE IN CONTROL

Subject to the limitations set forth in this Section 13, and except as otherwise provided in an Employee’s employment agreement, in the event (i) a Participant has a Qualifying Termination within one year following a Change in Control of the Company, or (ii) a Change in Control occurs in which outstanding Awards are not assumed or honored by the successor entity or corporation or replaced with an Alternative Award (as defined below), the following provisions shall apply to any Award which has not previously terminated or expired:

(a)          any Share Appreciation Right and any Option awarded under this Plan that is not previously vested and exercisable shall become fully vested and exercisable;

(b)         the restrictions applicable to any Award which are not already vested under the Plan shall lapse, and those existing shares and awards shall be deemed fully vested;

(c)        unless otherwise determined by the Board or by the Committee in its sole discretion prior to any Change in Control, the value of all vested outstanding Options, Share Appreciation Rights and other Awards, shall be cashed out on the basis of the Change in Control Price as of the date the Change in Control is determined to have occurred (or other date determined by the Board or Committee prior to the Change in Control); and

(d)          the Board or the Committee may impose additional conditions on the acceleration or valuation of any Award in any applicable Award Agreement.

To qualify as an “Alternative Award,” the Committee must determine that the existing Awards are to be assumed, honored or new rights substituted by the successor corporation or entity and further must:

a.	be based on shares of common stock that are traded on an established U.S. securities market or another public market;

b.
provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule, identical or better timing and methods of payment and identical or better performance criteria for those awards that are performance based;

c.	have substantially equivalent economic value to such Award;

d.
contain terms and conditions which provide that in the event that the Participant’s employment is terminated for death or Disability or is terminated without Cause within one year following a Change in Control, any conditions on the Participant’s rights under, or any restrictions on transfer, vesting or exercisability applicable to, each such Award shall lapse; and

e.	be on terms and conditions that do not result in adverse tax consequences to the Participant under Section 409A of the Code.

14.	COMPLIANCE WITH LAWS

This Plan, the granting and vesting of Awards under this Plan, the issuance and delivery of Shares, and the payment of money or other consideration allowable under this Plan or under Awards awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Committee, the Board or the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, rescind, limit, amend, suspend, or alter any Award or limit a Participant’s ability to exercise, or refuse to settle, any Award hereunder to the extent that the granting, issuance, or exercise of such Award (or any settlement thereof) or any term of such Award would jeopardize the status of the Company as a “real estate investment trust” under the Code or other applicable state or federal laws. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Committee, the Board or the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by Applicable Law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Nothing in this Plan or in any Award or Award Agreement shall require the Company to issue any Shares with respect to any Award if, in the opinion of counsel for the Company, that issuance could constitute a violation of any Applicable Laws. As a condition to the grant or exercise of any Award, the Company may require the Participant (or, in the event of the Participant’s death, the Participant’s legal representatives, heirs, legatees or distributees) to provide written representations concerning the Participant’s (or such other person’s) intentions with regard to the retention or disposition of the Shares covered by the Award and written covenants as to the manner of disposal of such Shares as may be necessary or useful to ensure that the grant, exercise or disposition thereof will not violate the Securities Act, any other law or any rule of any applicable securities exchange or securities association then in effect. The Company shall not be required to register any Shares under the Securities Act or register or qualify any Shares under any state or other securities laws.

15.	EMPLOYMENT OR OTHER RELATIONSHIP

Nothing in this Plan or any Award shall in any way interfere with or limit the right of the Company or any Affiliate of the Company to terminate any Participant’s Employment or status as a consultant or Trustee at any time, nor confer upon any Participant any right to continue in the employ of, or as a Trustee or consultant of, the Company or any Affiliate of the Company.

16.	AMENDMENT, SUSPENSION AND TERMINATION OF THIS PLAN

Subject to the limitations set forth in Section 4.5, the Board or the Committee may, at any time and from time to time, suspend, amend, modify, or terminate the Plan without Shareholder approval; however, if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) result in repricing Options or Share Appreciation Rights or otherwise increase the benefits accruing to Participants, (ii) increase the number of shares of Common Shares is suable under the Plan, or (iii) modify the requirements for eligibility, then that amendment shall be subject to Shareholder approval; and, the Board or Committee may condition any amendment or modification on the approval of Shareholders if that approval is necessary or deemed advisable to (i) permit Awards to be exempt from liability under Section 16(b), (ii) to comply with the listing or other requirements of an automated quotation system or stock exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

17.	AWARD AMENDMENT

The Committee may amend, modify or terminate any outstanding Award without approval of the Participant; however:

(a)         subject to the terms of the applicable Award Agreement, an amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of the Award determined as if the Award had been exercised, vested, cashed in (at the spread value in the case of Options or Share Appreciation Rights) or otherwise settled on the date of that amendment or termination;

(b)          the original term of any Option or Share Appreciation Right may not be extended without the prior approval of the Shareholders;

(c)         except as otherwise provided in Section 6.1(a) of the Plan, the exercise price of any outstanding Option or Share Appreciation Right may not be reduced, directly or indirectly, and outstanding Options or Share Appreciation Rights may not be cancelled in exchange for cash or replaced by other awards or Options or Share Appreciation Rights with an exercise price that is less than the exercise price of the cancelled Options or Share Appreciation Right, without the prior approval of the Shareholders; and

(d)         no termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the affected Participant.

18.	LIABILITY AND INDEMNIFICATION OF THE COMMITTEE

No person constituting, or member of the group constituting, the Committee shall be liable for any act or omission on such person’s part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member’s gross negligence or willful misconduct. The Company shall indemnify each present and future person constituting, or member of the group constituting, the Committee against, and each person or member of the group constituting the Committee shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by such person in connection with or arising out of any action, suit or proceeding to which such person may be a party because of any action taken or failure to act under or in connection with the Plan or any Award granted under it, to the fullest extent permitted by law and by the Declaration of Trust and Bylaws of the Company.

19.	SECURITIES LAW LEGENDS

Certificates of shares of Shares and Restricted Stock, if issued, may have the following legend and statements of other applicable restrictions endorsed thereon:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE SOLE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

This legend shall not be required for any shares of Shares issued pursuant to an effective registration statement under the Securities Act.

20.	SEVERABILITY

If any provision of this Plan is held to be illegal or invalid for any reason, that illegality or invalidity shall not affect the remaining portions of the Plan, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan. Such an illegal or invalid provision shall be replaced by a revised provision that most nearly comports to the substance of the illegal or invalid provision. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Applicable Laws, those conflicting terms or provisions shall be deemed inoperative to the extent they conflict with Applicable Law.

21.	GOVERNING LAW

This Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except as superseded by applicable federal law.

22.	MISCELLANEOUS

22.1       Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards granted under the Plan, the Committee shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of an Award Agreement, or by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by a Participant upon the receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying such Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of such Award (whether or not vested) shall be forfeited, if (a) a termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (b) the Participant, at any time, or during a specified time period, engages in any activity in competition with his employer or the Company, or which is inimical, contrary or harmful to the interests of his employer or the Company, as may be further defined from time to time by the Committee.

22.2      Compensation Recovery. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a holder upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Shares underlying the Award) shall be subject to the provisions of any compensation recovery policy implemented by the Company, including, without limitation, any compensation recovery policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such compensation recovery policy (whether or not such compensation recovery policy was in place at the time of grant of an Award) and/or in the applicable Award Agreement.

22.3       Limitations Applicable to Section 16. Notwithstanding any other provision of this Plan, this Plan, and any Award granted to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

22.4       Effect of Plan Upon Other Incentive and Compensation Plans. The adoption of this Plan shall not affect any other options or compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the Company or its Affiliates, or (ii) to grant or assume options or other rights or awards otherwise than under this Plan in connection with any proper corporate purpose including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

22.5       Section 83(b) Election Prohibited. No Participant may make an election under Section 83(b) of the Code with respect to any Award granted under this Plan without the Company’s consent. Each Award for which an election under Section 83(b) of the Code could be made without regard to this Section 23.5 shall, to the extent the Committee deems advisable, contain an acknowledgment by the Participant that such election may not be made without the Company’s consent.

[End of Plan]